Exhibit 99.1

Extraction Oil & Gas, Inc. Announces Fourth-Quarter and Full-Year 2018 Results

DENVER - February 21, 2019 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the fourth-quarter and full-year ended December 31, 2018.

Fourth-Quarter and Full-Year 2018 Highlights

•
Fourth quarter average net sales volumes of 85,780 barrels of oil equivalent per day (BOE/d), including 46,584 barrels per day (Bbl/d) of crude oil and full-year 2018 average net sales volumes of 76,019 BOE/d, including 40,217 Bbl/d of crude oil;

•
For the fourth quarter, Extraction reported net income of $99.9 million, or $0.52 per basic share and $0.51 per diluted share, compared to net loss of $30.6 million, or $(0.20) per basic and diluted share[1], for the same period in 2017. Adjusted EBITDAX, Unhedged[2] was $221.8 million for the fourth quarter, up 51% year-over-year and up 4% sequentially. Adjusted EBITDAX was $196.2 million for the fourth quarter, up 46% year-over-year and up 16% sequentially;

•
Full-year 2018 net income of $121.9 million, or $0.56 per basic and diluted share, compares favorably to the Company's full-year 2017 net loss of $44.4 million. Full-year 2018 Adjusted EBITDAX, Unhedged as $790.4 million, up 98% year-over-year while Adjusted EBITDAX was $659.8 million, up 73%;

•	Drilling and completion (D&C) capital expenditures for the full-year 2018 were $776.1 million and total capital expenditures were $892.5 million (3);

•	Before-Tax SEC PV10 of year-end 2018 reserves of $3.25 billion, an increase of approximately 65% compared to year-end 2017 of which $1.88 billion is classified as proved developed; and

•	Borrowing base under the Company's revolving credit facility increased approximately 60% from January 2018 to $1.2 billion.

1 For further information on the earnings per share, refer to the Condensed Consolidated Statement of Operations, included herein.
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “-Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged” included herein.
3 Excludes $108.2 million of Elevation Midstream capital expenditures

2019 Guidance Highlights

•	$585 to $675 million D&C budget designed to deliver solid production growth within cash flow at $50 WTI crude oil and $2.75 NYMEX natural gas; and

•	Represents a 19% reduction in D&C capital expenditures over 2018 and a further seven percent reduction from the preliminary guidance released in October 2018.

"We had a great finish to 2018 as both our crude oil and total equivalent production exceeded the high end of our guidance range while our D&C and other capital expenditures came in at the low end," said Extraction Oil & Gas Chairman and CEO Mark Erickson. "We entered this year with strong operational momentum, and our 2019 strategy is expected to generate low double-digit annual production growth within cash flow along with a higher level of growth from fourth-quarter 2018 to fourth-quarter 2019."

Financial Results

For the fourth quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $288.2 million, as compared to $214.0 million during the same period in 2017, representing an increase of 35%. Revenue increased 2% sequentially, primarily driven by an increase in average daily production. For the full year, Extraction's oil, natural gas and NGL sales revenues increased 76% over the prior year to $1.1 billion.

Extraction reported net income of $99.9 million, or $0.52 per basic share and $0.51 per diluted share for the fourth quarter, compared to net loss of $30.6 million for the same period in 2017. Adjusted EBITDAX, Unhedged was $221.8 million for the fourth quarter, up 51% year-over-year and up 4% sequentially. Adjusted EBITDAX was $196.2 million for the fourth quarter, up 46% year-over-year and up 16% sequentially. Full-year 2018 net income of $121.9 million compares favorably to the Company's full-year 2017 net loss of $44.4 million. Full-year 2018 Adjusted EBITDAX, Unhedged was $790.4 million, up 98% year-over-year while Adjusted EBITDAX was $659.8 million up 73%. Please read “Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged”, included herein.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three months and years ended December 31, 2018 and 2017, respectively:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Sales (MBoe)(1):	7,892	6,084	27,747	18,894
Oil sales (MBbl)	4,286	3,098	14,679	9,594
Natural gas sales (MMcf)	13,234	10,682	46,847	32,395
NGL sales (MBbl)	1,400	1,206	5,260	3,901
Sales (BOE/d)(1):	85,780	66,134	76,019	51,764
Oil sales (Bbl/d)	46,584	33,674	40,217	26,284
Natural gas sales (Mcf/d)	143,851	116,108	128,347	88,754
NGL sales (Bbl/d)	15,221	13,109	14,411	10,687
Average sales prices(2):
Oil sales (per Bbl)	$51.68	$48.52	$57.27	$43.77
Oil sales with derivative settlements (per Bbl)	47.56	43.90	48.04	41.67
Differential ($/Bbl) to Average NYMEX WTI	(7.66)	(6.78)	(7.63)	(7.08)
Natural gas sales (per Mcf)(3)	2.92	2.74	2.25	2.85
Natural gas sales with derivative settlements (per Mcf)(3)	2.32	2.89	2.36	2.90
Differential ($/Mcf) to Average NYMEX Henry Hub(3)	(0.80)	(0.47)	(1.12)	(0.47)
NGL Sales (per Bbl)(3)	20.04	28.60	21.75	23.60
Average price per BOE(3)	36.52	35.18	38.23	31.98
Average price per BOE with derivative settlements(3)	33.28	33.10	33.52	31.00
Expense per BOE:
Lease operating expenses	$2.24	$3.08	$2.86	$3.19
Transportation and gathering	1.28	2.76	1.42	2.70
General and administrative expenses	4.31	5.30	4.85	5.83
Cash general and administrative expenses	2.10	2.19	2.39	2.36
Stock-based compensation	2.21	3.11	2.46	3.47

Production taxes as a % of Revenue	8.3%	8.5%	8.5%	8.5%

(1)
One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.

(3)
As a result of the adoption of ASC 606 - Revenue from Contracts with Customers ("ASC 606") on January 1, 2018, certain costs previously classified as transportation and gathering expenses are presented on a net basis for proceeds expected to be received. For further information, see Note 2 - Adoption of ASC 606 of our Annual Report on Form 10-K for the year ended December 31, 2018.

Operational Results

Fourth quarter average net sales volumes were 85,780 BOE/d, an increase of 30% year-over-year and 13% sequentially. Fourth quarter crude oil volumes of 46,584 Bbl/d increased 38% year-over-year and 18% sequentially. Full-year 2018 average net sales volumes were 76,019 BOE/d, an increase of 47% year-over-year while full-year 2018 crude oil volumes increased 53% year-over-year to 40,217 BOE/d. Crude oil accounted for approximately 77% and 79% of the Company’s total revenues recorded during the fourth quarter and full-year 2018, respectively.

Extraction's fourth-quarter 2018 aggregate drilling, completion, and leasehold capital expenditures totaled $162.9 million, of which $130.3 million was for D&C. This excludes the impact of the decrease in outstanding elections of $5.6 million. In addition, Elevation Midstream, LLC, Extraction's wholly-owned midstream subsidiary, incurred

$51.0 million of capital expenditures during the quarter. For the full-year 2018, the Company's drilling, completion, and leasehold capital expenditures were $892.5 million, of which $776.1 million was for D&C. Elevation's full-year 2018 capital expenditures totaled $108.2 million.

During the fourth quarter, Extraction reached total depth on 39 gross (28 net) wells with an average lateral length of approximately 9,100 feet, completed 20 gross (16 net) wells with an average lateral length of approximately 10,000 feet and turned to sales 50 gross (43 net) wells with an average lateral length of approximately 7,400 feet. The Company completed approximately 1,000 total stages during the quarter while pumping approximately 258 million pounds of proppant. For the full year, Extraction reached total depth on 161 gross (130 net) wells with an average lateral length of approximately 8,500 feet, completed 161 gross (137 net) wells with an average lateral length of approximately 8,000 feet and turned to sales 178 gross (147 net) wells with an average lateral length of approximately 8,300 feet.

2019 Capital Program, Production and Operating Expense Guidance

Extraction's 2019 capital program is focused on investing inside of cash flow in a $50 WTI crude oil and $2.75 NYMEX natural gas environment as the Company works to deliver sustainable growth over the long term with an emphasis on maintaining its strong balance sheet and financial position. For the full-year 2019, Extraction’s drilling and completion capital expenditures are expected to range from $585 to $675 million to drill 125 gross wells with an average lateral length of 2.0 miles and an average working interest of 84%, complete 122 gross wells with an average lateral length of 1.9 miles and an average working interest of 90%, and turn to sales 111 gross wells with an average lateral length of 1.8 miles and an average working interest of 91%. This represents an approximately 19% reduction in D&C capital expenditures over the Company’s 2018 levels and a further seven percent reduction from the Company's preliminary 2019 guidance released in October 2018.

Extraction's crude oil production is expected be between 43.0 and 45.5 MBbl/d, which represents a 12% annual increase from the midpoint of the Company's 2018 guidance range and a 10% annual increase from its actual 2018 results which exceeded the high end of its guidance range driven by strong fourth-quarter 2018 production. Total equivalent production is expected to range between 87.5 and 93.0 MBoe/d, which represents a 19% annual increase. As the Company works to bring on several very high rate-of-return long lead time projects in Broomfield, Greeley and Hawkeye to coincide with the buildout of several upcoming midstream projects, production is expected to decrease slightly during the first quarter with growth to resume in the second half of 2019. This is expected to result in growth in the fourth-quarter 2019 over fourth-quarter 2018 that looks very similar to the Company's annual production growth and should position the Company well for 2020.

"We've worked tirelessly over the past several years to build a company that can thrive in today's crude price environment, and the results of our efforts really began to show in the fourth quarter of 2018 when we grew our crude oil production almost 20% sequentially while generating free cash flow at the upstream level. Our 2019 plan demonstrates our ability to thrive in today's volatile crude price environment as we expect to grow modestly in 2019 and beyond while spending inside of cash flow," Erickson said.

Production, Capital and Operating expenses per unit of production for 2019 are estimated to be:

2019 Guidance
Production
Oil production (MBbl/d)	43.0 - 45.5
Total equivalent production (MBoe/d)	87.5 - 93.0

Capital Expenditures ($ in millions)
Drilling and completion	$585 - $675

Unit Costs ($/BOE)
Lease operating expense (LOE)	$2.65 - $3.05
Transportation and marketing	$1.60 - $1.90
Cash general and administrative (G&A)	$1.95 - $2.15
Production taxes (% of revenue)	10%

Update on Asset Sale Program

During the fourth quarter of 2018, Extraction closed on $8.5 million of additional divestitures of undeveloped acreage in the Northern Extension, bringing the full-year 2018 asset sale total to approximately $165 million. This was composed of $81 million of upstream assets and $84 million of midstream assets and more than offset the Company's 2018 land and other capital expenditures of approximately $116 million.

Extraction's asset sale program remains ongoing and is intended to offset any additional land and other capital expenditures. In January 2019, the Company entered into a purchase and sale agreement to sell approximately 5,000 net acres in Weld County for approximately $22 million in cash, subject to customary post-closing adjustments, and is expected to close in March 2019.

Proved Reserves at December 31, 2018

Extraction’s estimated 2018 year-end proved reserves are 348 MMBoe, a 19% increase when compared to year-end 2017 proved reserves of 293 MMBoe. The Company’s estimated proved developed reserves at year-end 2018 were 140 MMBOE, an increase of 37% year-over-year. Year-end 2018 reserves are comprised of approximately 136 MMBbl of oil and 95 MMBbl of NGLs.

In accordance with Securities and Exchange Commission (“SEC”) guidelines, Extraction’s proved reserves at December 31, 2018 were computed using SEC pricing of $65.56 per barrel of crude oil and $3.10 per million British Thermal Units for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials. Prices adhere to the SEC requirement to use the un-weighted arithmetic average of the first-day-of-the-month price for the preceding twelve months without giving effect to derivative transactions. Reserve estimates for 2018 were prepared by Extraction’s independent reservoir engineering consultant, Ryder Scott Company, L.P.

The table below reconciles the components driving the 2018 proved reserves increase:

MBoe
Balance, December 31, 2017	292.7
Revisions of previous estimates	(3.3)
Purchase of reserves	13.7
Extensions, discoveries, and other additions	82.7
Sale of reserves	(10.2)
Production	(27.7)
Balance, December 31, 2018	347.9

Updated Investor Presentation

Extraction has posted an updated investor presentation to its website. The investor presentation may be viewed on the Company’s website (www.extractionog.com) by selecting “Investors,” then “News and Events,” then “Presentations.”

Fourth-Quarter 2018 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time, and enter confirmation number 6475178 when prompted.

Date:	Thursday, February 21, 2019
Time:	4:30 PM EST / 2:30 PM MST
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	6475178

To access the audio webcast and related presentation materials, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, our updated 2019 guidance, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$234,986	$6,768
Accounts receivable	132,920	139,348
Inventory and prepaid expenses	26,816	13,017
Commodity derivative asset	48,907	4,132
Assets held for sale	21,008	—
Total Current Assets	464,637	163,265
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	4,670,229	3,825,912
Less: accumulated depletion, depreciation and amortization	(1,152,590)	(709,662)
Net oil and gas properties	3,517,639	3,116,250
Gathering systems and facilities	114,469	4,889
Other property and equipment, net of accumulated depreciation	39,849	32,429
Net Property and Equipment	3,671,957	3,153,568
Non-Current Assets:
Commodity derivative asset	8,432	—
Goodwill and other intangible assets, net of accumulated amortization	2,156	55,453
Other non-current assets	18,845	12,383
Total Non-Current Assets	29,433	67,836
Total Assets	$4,166,027	$3,384,669
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$186,218	$211,581
Revenue and production taxes payable	174,860	90,249
Commodity derivative liability	196	67,428
Accrued interest payable	22,249	23,807
Asset retirement obligations	15,729	6,873
Liabilities related to assets held for sale	3,146	—
Total Current Liabilities	402,398	399,938
Non-Current Liabilities:
Credit facility	285,000	90,000
Senior Notes, net of unamortized debt issuance costs	1,132,659	933,361
Production taxes payable	115,607	57,982
Commodity derivative liability	—	17,274
Other non-current liabilities	8,072	5,973
Asset retirement obligations	54,062	62,667
Deferred tax liability	109,176	42,326
Total Non-Current Liabilities	1,704,576	1,209,583
Total Liabilities	2,106,974	1,609,521
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	164,367	158,383
Total Stockholders' Equity	1,894,686	1,616,765
Total Liabilities and Stockholders' Equity	$4,166,027	$3,384,669

EXTRACTION OIL & GAS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Oil sales	$221,476	$150,307	$840,687	$419,904
Natural gas sales	38,638	29,227	105,629	92,322
NGL sales	28,058	34,496	114,427	92,070
Total Revenues	288,172	214,030	1,060,743	604,296
Operating Expenses:
Lease operating expenses	17,653	18,732	79,413	60,358
Transportation and gathering	10,127	16,819	39,411	50,948
Production taxes	24,028	18,113	90,345	51,367
Exploration expenses	10,285	11,825	31,611	36,256
Depletion, depreciation, amortization and accretion	125,479	101,516	435,775	314,999
Impairment of long lived assets and goodwill	54,634	972	70,928	1,647
(Gain) loss on sale of property and equipment and assets of unconsolidated subsidiary	6,627	—	(136,834)	451
Acquisition transaction expenses	—	(68)	—	—
General and administrative expenses	34,039	32,251	134,604	110,167
Total Operating Expenses	282,872	200,160	745,253	626,193
Operating Income (Loss)	5,300	13,870	315,490	(21,897)
Other Income (Expense):
Commodity derivatives gain (loss)	167,198	(82,755)	(8,554)	(36,332)
Interest expense	(20,101)	(18,128)	(123,330)	(51,889)
Other income	2,005	301	5,099	2,010
Total Other Income (Expense)	149,102	(100,582)	(126,785)	(86,211)
Income (Loss) Before Income Taxes	154,402	(86,712)	188,705	(108,108)
Income tax (expense) benefit	(54,550)	56,144	(66,850)	63,700
Net Income (Loss)	$99,852	$(30,568)	$121,855	$(44,408)
Net income attributable to noncontrolling interest	3,982	—	7,287	—
Net Income (Loss) attributable to Extraction Oil & Gas, Inc.	$95,870	$(30,568)	$114,568	$(44,408)
Income (Loss) Per Common Share(1)
Basic	$0.52	$(0.20)	$0.56	$(0.35)
Diluted	$0.51	$(0.20)	$0.56	$(0.35)

Weighted Average Common Shares Outstanding
Basic	174,284	172,020	174,748	171,910
Diluted	185,757	172,020	174,748	171,910

(1)
For further information, see the reconciliation of Net Income (Loss) to Net Income (Loss) available to common shareholders in Note 12 of our Annual Report on Form 10-K for the three months and years ended December 31, 2018 and 2017.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$99,852	$(30,568)	$121,855	$(44,408)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	125,479	101,516	435,775	314,999
Abandonment and impairment of unproved properties	10,241	10,124	25,704	15,808
Impairment of long lived assets and goodwill	54,634	972	70,928	1,647
(Gain) loss on sale of property and equipment	6,627	—	(53,222)	451
Gain on sale of assets of unconsolidated subsidiary	—	—	(83,612)	—
Amortization of debt issuance costs	947	1,079	13,250	4,260
Deferred rent	(94)	(65)	348	(294)
(Gain) loss on commodity derivatives, including settlements and premiums paid	(213,818)	79,188	(148,819)	23,872
Earnings in unconsolidated subsidiaries	(976)	(159)	(2,862)	(415)
Distributions from unconsolidated subsidiaries	—	284	1,684	415
Make-whole premium expense on 2021 Senior Notes	—	—	35,600	—
Deferred income tax expense (benefit)	54,550	(56,144)	66,850	(63,700)
Stock-based compensation	17,466	18,900	68,349	65,607
Changes in current assets and liabilities:
Accounts receivable	19,930	(16,411)	10,638	(81,869)
Inventory and prepaid expenses	(216)	(343)	(853)	(523)
Accounts payable and accrued liabilities	7,945	29,549	(6,835)	31,202
Revenue and production taxes payable	34,779	30,328	145,382	49,895
Accrued interest payable	3,457	9,739	(1,558)	4,186
Asset retirement expenditures	(4,232)	(2,760)	(13,669)	(4,168)
Net cash provided by operating activities	216,571	175,229	684,933	316,965
Cash flows from investing activities:
Oil and gas property additions	(183,612)	(355,087)	(958,399)	(1,370,787)
Acquired oil and gas properties	—	—	—	(17,225)
Sale of property and equipment	8,534	—	80,879	5,155
Gathering systems and facilities additions	(40,047)	(2,529)	(81,406)	(4,452)
Other property and equipment additions	(4,047)	(10,322)	(15,991)	(17,737)
Distributions from unconsolidated subsidiaries, return of capital	—	402	—	518
Investment in unconsolidated subsidiaries	—	—	(6,000)	—
Sale of assets of unconsolidated subsidiary	—	—	83,612	—
Net cash used in investing activities	(219,172)	(367,536)	(897,305)	(1,404,528)
Cash flows from financing activities:
Borrowings under credit facility	45,000	315,000	635,000	565,000
Repayments under credit facility	(50,000)	(225,000)	(440,000)	(475,000)
Proceeds from the issuance of 2026 Senior Notes	—	—	739,664	394,000
Repayments of 2021 Senior Notes	—	—	(550,000)	—
Make-whole premium paid on 2021 Senior Notes	—	—	(35,600)	—
Proceeds from issuance of Preferred Units	—	—	148,500	—
Preferred Unit issuance costs	18	—	(6,915)	—
Repurchase of shares	(26,238)	—	(30,672)	(2,105)
Payment of employee payroll withholding taxes	(2,465)	(1,077)	(5,327)	(1,804)
Dividends on Series A Preferred Stock	(2,721)	(2,721)	(10,885)	(10,401)
Debt issuance costs	(63)	(1,354)	(3,166)	(4,627)
Equity issuance costs	(9)	(182)	(9)	(1,668)
Net cash provided by (used in) financing activities	(36,478)	84,666	440,590	463,395
Increase (decrease) in cash, cash equivalents and restricted cash	(39,079)	(107,371)	228,218	(624,168)
Cash, cash equivalents and restricted cash at beginning of period	274,065	114,139	6,768	630,936
Cash, cash equivalents and restricted cash at end of the period	$234,986	$6,768	$234,986	$6,768

Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$141,952	$151,571	$141,952	$151,571
Cash paid for interest	$17,551	$32,236	$84,224	$54,492
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,555	$2,767	$5,984	$5,394
Preferred Unit commitment fees and dividends paid-in-kind	$3,982	$—	$7,287	$—

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDAX:
Net income (loss)	$99,852	$(30,568)	$121,855	$(44,408)
Add back:
Depletion, depreciation, amortization and accretion	125,479	101,516	435,775	314,999
Impairment of long lived assets and goodwill	54,634	972	70,928	1,647
Exploration expenses	10,285	11,825	31,611	36,256
(Gain) loss on sale of property and equipment	6,627	—	(53,222)	451
Gain on sale of assets of unconsolidated subsidiary	—	—	(83,612)	—
Acquisition transaction expenses	—	(68)	—	—
(Gain) loss on commodity derivatives	(167,198)	82,755	8,554	36,332
Settlements on commodity derivative instruments	(23,603)	(12,009)	(123,518)	(18,031)
Premiums paid for derivatives that settled during the period	(1,956)	(600)	(7,148)	(580)
Stock-based compensation expense	17,465	18,900	68,349	65,607
Amortization of debt issuance costs	947	1,079	13,249	4,260
Make-whole premium on 2021 Senior Notes	—	—	35,600	—
Interest expense	19,154	17,049	74,481	47,629
Income tax expense (benefit)	54,550	(56,144)	66,850	(63,700)
Adjusted EBITDAX	$196,236	$134,707	$659,752	$380,462
Deduct:
Settlements on commodity derivative instruments	(23,603)	(12,009)	(123,518)	(18,031)
Premiums paid for derivatives that settled during the period	(1,956)	(600)	(7,148)	(580)
Adjusted EBITDAX, Unhedged	$221,795	$147,316	$790,418	$399,073

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion ("DD&A"), impairment of long lived assets and goodwill, exploration expenses, rig termination fees, write off of deposit on acquisition, (gain) loss on sale of property and equipment, gain on sale of assets of unconsolidated subsidiaries, acquisition transaction expenses, (gain) loss on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt discount and debt issuance costs, make-whole premiums, interest expense, income tax expense (benefit) and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivative that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three months and years ended December 31, 2018 and 2017 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782